                           FORM OF EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT made as of July 19, 2002, by and among STONEPATH GROUP, INC., a Delaware corporation (the "Company") and the shareholder whose name appears at the end of this agreement (the "Holder").

                                    RECITALS:

         WHEREAS, the Holder is the record holder of that number of shares of the Company's class of Series C Convertible Participating Preferred Stock as appears at the end of this Agreement (the "Series C Shares");

         WHEREAS, pursuant to an election made upon a Notice of Conversion and Designation of Exchange Alternatives (the "Notice of Conversion"), the Holder has elected to exchange: (i) the shares of the Company's common stock issuable upon conversion of the Series C Shares; and (ii) the "Additional Warrants" and the "Amended Warrants", each as referenced in the Company's correspondence to the Holder dated June 28, 2002 (respectively, the "Additional Warrants" and "Amended Warrants"), in return for that number of shares of a newly designated class of Series D Convertible Preferred Stock as are set forth at the end of this Agreement (the "Series D Shares").

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein, the parties hereto agree as follows:

1.       The Series D Exchange Transaction.
------------------------------------------


                  Subject to the terms and conditions hereof, at the "Closing" (as hereafter defined), the Company agrees to issue and sell, and the Holder agrees to purchase, the Series D Shares, in return for which the Holder agrees to surrender to the Company for cancellation: (i) the shares of the Company's common stock issuable on the date hereof upon conversion of the Series C Shares (the "Series C Conversion Shares"); and (ii) the Additional Warrants and the Amended Warrants; (such transactions, collectively referred to hereafter as the "Series D Exchange").


2.       The Series D Shares.
----------------------------

                  (a) At the Closing the Company shall issue to the Holder the Series D Shares. The terms and conditions of the Series D Shares are identified within the Certificate of Designation of Powers, Preferences and Rights of the Series D Convertible Preferred Stock attached hereto as Exhibit "A."

                  (b) The Series D Shares, as well as the shares of common stock issuable upon conversion thereof constitute "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). As such, the resale of such securities are subject to restrictions upon resale. In addition, the shares of common stock issuable upon conversion of the Series D Shares (the "Series D Conversion Shares") are subject to additional restrictions upon resale as identified in Section 6 hereafter.

                  (c) The Company has agreed, at its sole cost and expense, to register the public resale of the Series D Conversion Shares on the terms set forth at Section 7 hereafter.

         3.       The Closing.
                  -----------

                  (a) A closing of the transactions described within this Agreement (the "Closing") shall take place on or before July 19, 2002, at the offices of the Company at Two Penn Center Plaza, Suite 605, Philadelphia, PA 19103, or at such other time, date or place as the parties may mutually agree.

(b)      At the Closing the following transactions will occur:

                           (i) The Holder shall have delivered to the Company a
fully executed Notice of Conversion appropriately marked to indicate an election to accept the Series D Exchange identified therein;

                           (ii) The Holder shall deliver the Series C Shares to
the Company for conversion;

                           (iii) The Company will be deemed to have issued to
Holder the Conversion Shares, Additional Warrants and Amended Warrants, and Holder will be deemed to have concurrently surrendered to the Company for cancellation the Series C Conversion Shares;


                           (iv) The Company will issue and deliver the Series D
Shares to the Holder, free and clear of all liens, levies and encumbrances (except as otherwise referenced in this Agreement); and

                           (v) The Company will have filed with the Secretary
of State of the State of Delaware and delivered to Holder a Certificate of Designation covering the Series D Shares, in the form attached hereto as Exhibit A.


                  (c) Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to complete the transactions described in this Agreement unless:

                           (i) those shareholders owning at least ninety (90%)
percent of the Company's outstanding shares of Series C Convertible Preferred Stock, have completed the Notice of Conversion and have elected to accept either of the alternatives under "Designation of Exchange Alternatives"; and

                           (ii) the Company has secured the consent of its
principal lender to the Series D Exchange transactions.

4.       Representations and Warranties of the Company.
------------------------------------------------------

                  In order to induce the Holder to enter into this Agreement and complete the transactions described herein, the Company makes the following representations and warranties to the Holder as of the Closing:

                  (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and is duly qualified and licensed to do business as a foreign corporation in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business;

                  (b) Corporate Power and Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or any of the transactions contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law. The signature on this Agreement on behalf of the Company is genuine, and the signatory has been duly authorized to execute the same;

                  (c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) permit the termination or acceleration of the maturity of any material indebtedness or material obligation of the Company; (ii) permit the termination of any material note, mortgage, indenture, license, agreement, contract, or other instrument to which the Company is a party or by which it is bound or violate the Certificate of Incorporation or By-Laws of the Company; (iii) except as expressly provided in this Agreement and except for state "blue sky" approvals that may be required and those consents and waivers which already have been obtained by the Company, require the consent, approval, waiver or authorization from or registration or filing with any party, including but not limited to any party to a material agreement to which the Company is a party or by which it is bound, or any regulatory or governmental agency, body or entity except where failure to obtain such consent, approval, waiver or authorization would not have a material adverse effect on the Company's business; (iv) result in the creation or imposition of any lien, claim or encumbrance of any kind or nature on any material properties or assets of the Company; (v) result in the creation or imposition of any lien, claim or encumbrance of any kind or nature on the Series D Shares to be issued to the Holder, except as may otherwise be identified in this Agreement; or (vi) violate in any material aspect any statute, law, rule, regulation or ordinance, or any judgment, decree, order, regulation or rule of any court, tribunal, administrative or governmental agency, body or entity to which the Company or its properties is subject except where such violation would not have a material adverse effect on the Company's business; and

                  (d) Reservation of Securities. The requisite number of shares of common stock of the Company issuable upon conversion of the Series D Shares has been duly authorized and reserved for issuance and no further corporate action is required for the valid issuance of such shares.
                  (e) Series D Shares. The Series D Shares to be issued to the Holder pursuant to this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable. Further, there are no outstanding pre-emptive rights associated with the issuance of the Series D Shares.

                  (f) SEC Reports. The Company has provided Holder with an opportunity to review all periodic reports, registration statements declared effective by the SEC and other filings made by it with the SEC since June 2001 (the "SEC Reports"). As of their date of their filing, the Company's SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

5.       Representations and Warranties of the Holder.
-----------------------------------------------------

                  In order to induce the Company to enter into this Agreement and complete the transactions described herein, the Holder makes the following representations and warranties to the Company as of the Closing.

                  (a) Accredited Investor. The Holder has such knowledge and experience in business and financial matters such that the Holder is capable of evaluating the merits and risks of purchasing the Series D Shares. The Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act.

                  (b) Loss of Investment. The Holder(s) (i) overall commitment to investments which are not readily marketable is not disproportionate to its net worth; (ii) investment in the Company will not cause such overall commitment to become excessive; (iii) can afford to bear the loss of its entire investment in the Company; and (iv) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in its investment in the Company;

                  (c)      Investment Intent.
                           -----------------

                           (i) the Holder hereby acknowledges that the Holder
has been advised that the exchange of securities covered by this Agreement has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because it is intended to be a non-public offering pursuant to Sections 3(a)(9) and 4(2) and Rule 506 of Regulation D of the Act. The Holder represents that the Series D Shares are being purchased for the Holder's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Holder agrees that the Holder will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Series D Shares or Series D Conversion Shares unless they are registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. The Holder understands that the Series D Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Holder's investment intention; and



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                           (ii) the Series D Shares and any certificates issued
in replacement therefor or upon conversion thereof shall bear the following legend, in addition to any other legend required by law or otherwise:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."


                  (d) State Securities Laws. The Holder understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Series D Shares;

                  (e) Authority; Power; No Conflict. The execution, delivery and performance by the Holder of this Agreement and the transactions contemplated hereby are within the powers of the Holder, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Holder is a party or by which the Holder is bound, and, if the Holder is not an individual, will not violate any provision of the charter documents, By-Laws, indenture of trust, partnership agreement or other governing instrument of the Holder. The signatures on this Agreement are genuine, and the signatory, if the Holder is an individual, has legal competence and capacity to execute the same, or, if the Holder is not an individual, the signatory has been duly authorized to execute the same; and this Agreement constitutes the legal, valid and binding obligations of the Holder, enforceable in accordance with its terms;

                  (f) No General Solicitation. The Holder acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Series D Shares has been made to it;

                  (g) Advice of Tax and Legal Advisors. The Holder has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment;

                  (h) Access to Information. The Holder has had access to, and an opportunity to review all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects, including all SEC Reports, necessary to enable Holder to make an informed investment decision with respect to its investment in the Series D Shares. Holder acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Series D Shares and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested; and

                  (i) Understanding of Investment Risks. Prior to making an investment in the Series D Shares, the Holder has fully considered, among other things, the business risks enumerated in the Company's Form 10-K for the year ended December 31, 2001, and any other risk factors that have been included within any reports or registration statements filed with the SEC.

         6.       Restrictions on Transfer.
                  ------------------------

                  (a) General Restriction. The Series D Shares and all securities issued in exchange therefor or upon conversion or exercise thereof (for purposes of this Section 6, the "Restricted Securities"), will be transferable only upon the satisfaction of the conditions set forth in this
Section 6. Any transfer or purported transfer in violation of this Section 6 will be void.



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

                  (b) Notice of Transfer. Prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee, accompanied by the written agreement of the proposed transferee to be bound by all of the provisions of this Section 6. The Company may request an opinion of counsel of such Holder prior to such transfer to the effect that such transfer is exempt from the registration requirements of the Act.

                  (c) Restrictive Legends. For so long as the Series D Shares and Series D Conversion Shares remain subject to the restrictions on transfer set forth in this Section 6, the certificates representing such Series D Shares and Series D Conversion Shares will, in addition to the legend identified at
Section 5(d)(ii), bear a restrictive legend in substantially the following forms:

                   "The securities represented by this certificate are subject to certain restrictions on transfer set forth in an Exchange Agreement, dated as July 19, 2002, by and among the Company and the registered holder of this certificate. A copy of such agreement is on file and may be inspected by the registered holder of this certificate at the principal executive office of the Company."

                  (d) Restriction Upon Resale of the Series D Conversion Shares. In addition to the restrictions upon transfer identified in sections 6(a) through 6(c) the Holder agrees not to sell, transfer, assign, encumber or otherwise dispose of (collectively, a "resale") the Series D Conversion Shares except in accordance with the following limitations:

                           (i) Resale of the Series D Conversion shares will be
prohibited for the earlier of: (x) one (1) year from the Closing; or (y) until such time that the average closing price of the common stock of the Company for a period of ten (10) consecutive Trading Days is $4.50 or greater.

                           (ii) Beginning on the date that the prohibition upon
resale identified in clause (i) above lapses through the second anniversary of the Closing, resale of the Series D Conversion Shares will be subject to the following "spill-out" limitations:

                                    (A) On any day when the common stock trades
fewer than 100,001 shares, the Holder may sell up to twenty percent (20%) of the reported daily volume as traded on the AMEX or a subsequent market (the "Daily Volume");

                                    (B) On any day when the common stock trades
between 100,001 and 150,000 shares, the Holder may sell up to twenty five percent (25%) of the Daily Volume;

                                    (C) On any day when the common stock trades
between 150,001 and 300,000 shares, the Holder may sell up to thirty percent (30%) of the Daily Volume;

                                    (D) On any day when the common stock trades
between 300,001 and 700,000 shares, the Holder may sell up to thirty five percent (35%) of the Daily Volume; and

                                    (E) On any day when the common stock trades
more than 700,000 shares, the Holder may sell up to forty five percent (45%) of the Daily Volume;

         provided further, however, that on any Trading Day when the common stock closes above $6.00 per share, each of the above percentages shall be increased by ten percent (10%) for that Trading Day; provided further, however, that once the average closing price of the common stock is $7.50 per share or above for thirty (30) consecutive Trading Days, there shall be no restriction on the number of shares of the common stock that the Holder may sell on that Trading Day. (The trading activity set forth in the foregoing clauses shall be referred to as the "Permitted Sales"). Nothing contained herein shall restrict the ability of the Holder to sell any number of shares of the common stock in a direct placement(s) with a single purchaser or group of purchasers, such direct placement(s) to be made on an off-market basis, provided such purchaser agrees to the restrictions upon resale identified above.

                  (iii) All restrictions upon resale will lapse upon an "Event of Liquidation" or an "Automatic Conversion" as defined within the Certificate of Designation of the Series D Shares.

                  (iv) If at any time while the provisions of Section 6(d) of this Agreement remain in effect, the Company shall split, subdivide or otherwise combine its common stock, into a different number of securities of the same class, any reference contained herein to the closing price of the Company's common stock shall be proportionately adjusted to retain the same relative price and terms as if before such split, subdivision or combination.


         7.       Registration Rights.
                  -------------------

         (a) Shelf Registration. The Company shall prepare and file, not later than thirty (30) days following the Closing, a Registration Statement with the SEC and use its best efforts to, as promptly as possible after having cleared all SEC comments, have such Registration Statement declared effective for the purpose of facilitating the public resale of the Series D Conversion Shares. The Company's obligation, however, shall extend only to the inclusion of the Series D Conversion Shares in a Registration Statement filed under the Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Series D Conversion Shares or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Series D Conversion Shares. The registration rights of Holder herein may be transferred to a transferee of the Series D Shares, provided such transfer is in accordance with the terms of this Agreement.

         (b) Registration Procedures. Whenever it is obligated to register the Series D Conversion Shares pursuant to this Agreement, the Company shall:

                  (i) prepare and file with the SEC a Registration Statement with respect to the Series D Conversion Shares in the manner set forth at
Section 7(a) hereof and use its best efforts to cause such Registration Statement to become effective and to remain effective for that period identified in Section 7(b)(vii) hereafter;

                  (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 7(b)(vii) below;

                  (iii) furnish to the Holder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such person may reasonably request in order to facilitate the public sale or other disposition of the Series D Conversion Shares covered by such Registration Statement;

                  (iv) use its best efforts to register or qualify the Series D Conversion Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (v) immediately notify the Holder under such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made;

                  (vi) make available for inspection by the Holder, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder in connection with such Registration Statement;



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

                  (vii) for purposes of Section 7(a) above, the Company shall be obligated to maintain an effective Registration Statement for the earlier of two years or: (i) when the Series D Conversion Shares covered thereby has been disposed of by the Holder; (ii) when and to the extent the Series D Conversion Shares are permitted to be publicly sold under Rule 144(k) (or any successor provision to such Rule) under the Act, or (iii) when the Series D Conversion Shares are otherwise freely transferable to the public without further restriction under the Act;

                  (viii) if the common stock of the Company is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Series D Conversion Shares covered by such Registration Statement on such exchange or automated quotation system;

                  (ix) notify the Holder if there are any amendments to the Registration Statement, any requests by the SEC to supplement or amend the Registration Statement, or of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

                  (x) cooperate in the timely removal of any restrictive legends from the shares of Series D Conversion Shares in connection with the resale of such shares covered by an effective Registration Statement.

         (c)      Expenses.
                  --------

                  (i) For the purposes of this Section 7(c), the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Section 7(a) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, "blue sky" fees, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing Series D Conversion Shares on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Series D Conversion Shares.

                  (ii) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 7(a) of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Section 7(a) of this Agreement shall be borne by the Holder.

         (d)      Obligations of Holder.
                  ---------------------

                  (i) In connection with each registration hereunder, each Holder will furnish to the Company in writing such information with respect to such Holder and the securities held by such Holder, and the proposed distribution by him or them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such Holder's Series D Conversion Shares in the Registration Statement. Each Holder also shall agree to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

                  (ii) In connection with each registration pursuant to this Agreement, the Holder whose shares are included therein will not effect sales thereof until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, the Holder included in said Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holder shall notify the Company of the number of shares registered which remain unsold immediately as soon practicable.

         (e)      Information Blackout and Holdbacks.
                  ----------------------------------

                  (i) At any time when a Registration Statement effected pursuant to Section 7(a) relating to Series D Conversion Shares is effective, upon written notice from the Company to the Holder that the Company has determined in good faith that sale of Series D Conversion Shares pursuant to the Registration Statement would require disclosure of non-public material information, the Holder shall suspend sales of Series D Conversion Shares pursuant to such Registration Statement until such time as the Company notifies the Holder that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed.

                  (ii) Notwithstanding any other provision of this Agreement, each Holder of Series D Conversion Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to the commencement of any primary offering to be undertaken by the Company of shares of its own common stock (the "Primary Offering"), which may also include other securities, and ending ninety (90) days after completion of any such Primary Offering, unless the Company, in the case of a non-underwritten offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree; provided, that all directors, officers and employees of the Company holding 1% of the outstanding shares of common stock enter into similar arrangements. The provisions of this Section 7(e)(ii) shall only apply to a Primary Offering that occurs during the period in which the Company has an obligation to maintain an effective Registration Statement under Section 7(b)(vii) hereof.

           (f)    Penalty.
                  -------

                  In the event that the Registration Statement covering the Series D Conversion Shares has not been filed with the SEC within the thirty day period following the Closing and declared effective within the ninety day period following the Closing: (x) for each month during the twelve (12) month period following the Closing in which the Registration Statement has not been filed or declared effective within either of the aforementioned time periods, the Company shall pay to the Holder a monthly fee equal to the product of (i) the number of Series D Shares held by the Holder multiplied by one (1%) percent of the Liquidation Value (as defined in the Company's Certificate of Designation of Powers, Preferences and Rights of the Series D Convertible Preferred Stock) so long as the closing price of the Company's common stock is greater than $3.50 but less than $4.50 for at least ten (10) Trading Days during such month or (ii) the number of Series D Shares held by the Holder multiplied by two (2%) percent of the Liquidation Value so long as the closing price of the Company's common stock is greater than $4.50 for at least ten (10) Trading Days during such month; and (y) for each month in which the Registration Statement has not been filed or declared effective at any time after the twelve (12) month period following the Closing, the Company shall pay to the Holder a monthly fee equal to the product of the number of Series D Shares held by the Holder multiplied by two (2%) percent of the Liquidation Value.


         (g)      Indemnification.

                  (i) The Company agrees to indemnify, to the extent permitted by law, each Holder of Series D Conversion Shares, its officers and directors and each Person who controls such Holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

                  (ii) In connection with any Registration Statement in which a Holder of Series D Conversion Shares is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from: (x) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder); (y) any disposition of the Series D Conversion Shares by such Holder in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement; or (z) such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished in a timely manner such Holder with a sufficient number of copies of the same; provided that the obligation to indemnify (if there shall be more than one Holder) shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Series D Conversion Shares pursuant to such Registration Statement.

                  (iii) Any Person entitled to indemnification hereunder shall
(x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (y) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         (h) Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell the Series D Conversion Shares to the public without registration, the Company agrees to:


                  (i) make and keep public information available, as those terms are understood and defined in Rule 144;


                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and



                  (iii) furnish to the Holder, so long as the Holder owns any Series D Conversion Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of the Series D Conversion Shares without registration."

            (i)       Definitions.
                      -----------

                           As used in Sections 6 and 7 of this Agreement, the
following terms shall have the meaning set forth hereafter:

                  (i) "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                  (ii) "Registration Statement" shall mean the Registration Statement of the Company to be filed with the SEC pursuant to the provisions of
Section 7(a) of this Agreement which covers the resale of the Series D Conversion Shares on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including any pre-and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

                  (iii) "Series D Conversion Shares" shall mean all or any shares of common stock or other equity securities of the Company that may be issued to the Holder upon conversion of the Series D Shares, and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company.

                  (iv) "Trading Day" shall mean any day on which the American Stock Exchange is open for trading.

9.       Miscellaneous.

                  (a) Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, or sent by a nationally recognized overnight courier such as federal express, to the following addresses:

                           If to the Company:

                           Stonepath Group, Inc.
                           Two Penn Center Plaza, Suite 605
                           Philadelphia, PA  19103
                           Attn:  Stephen M. Cohen, General Counsel

                           With a copy to:

                           Brian S. North, Esquire
                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center
                           1835 Market Street, 14th Floor
                           Philadelphia, PA  19103

                           In the case of Purchaser:

                  To the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.

                  Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid or, if sent by a nationally recognized overnight courier, on the next business day after the date of mailing, addressed as set forth above.

                  (b) Survival of Representations and Warranties.
Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

                  (c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

                  (d) Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof. The definitions contained within the Recital section of this Agreement are incorporated by reference into the remainder of the Agreement.

                  (e) Further Assurances. From time to time on and after the Closing, each party hereto will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the other party may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the Exhibits and to carry out the purposes hereof and thereof.

                  (f) Severability. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

                  (g) Equitable Relief. Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefore. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

                  (h) Entire Agreement. This Agreement, together with the exhibits hereto, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof.

                  (i) Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to agreements under seal made, and entirely to be performed, within Delaware.

                  (j) Counterpart and Facsimile Signatures. This Agreement may be signed in counterparts and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Holder. Facsimile signatures to this Agreement shall be deemed to be original signatures.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers on the day and year first above written.


Number of Series
C Shares To be
converted and exchanged:


Number of                                   HOLDER:
Series D Shares
To be issued in the
Series D Exchange:                          By:
                                               ---------------------------------

-----------------                           Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            STONEPATH GROUP, INC.

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------